Exhibit 99.2
ENDOCARE, INC. C/O CLINT DAVIS 201 TECHNOLOGY DRIVE IRVINE, CA 92618
VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL BACK YOUR PROXY CARD IF YOU ARE VOTING BY THE INTERNET OR TELEPHONE.
ENDOCARE, INC.
Vote on Proposals For Against Abstain
1. Proposal to approve the issuance of shares of Endocare, Inc. common stock, pursuant to the Agreement and Plan of Merger by and among Endocare, Inc., Orange Acquisitions Ltd. and Galil Medical Ltd.:
2. Proposal to approve the issuance of up to 16,25, shares of Endocare, Inc. common stock, pursuant to the Stock Purchase Agreement by and among Endocare, Inc. and certain existing institutional stockholders of Endocare, Inc. and Galil Medical Ltd.:
3. Proposal to approve and adopt the Endocare, Inc. 29 Stock Incentive Plan:
4. Proposal to approve the amendment of Endocare, Inc.’s Restated Certificate of Incorporation, as amended, to increase the total number of shares of capital stock that Endocare, Inc. is authorized to issue, from 51,, shares to 76,, shares by increasing the total number of authorized shares of common stock, from 5,, shares to 75,, shares:
5. Proposal to approve any adjournments of the Special Meeting, if determined necessary by Endocare, Inc., to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, in favor of the foregoing proposals: In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any postponements or adjournments thereof.
For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting.
Yes No
Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation or other entity, give your title. When shares are in the names of more than one person, each should sign.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.
PROXY ENDOCARE, INC. PROXY
FOR THE SPECIAL MEETING OF STOCKHOLDERS, MAY 2, 29 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints David L. Goldsmith and Clint B. Davis, and each of them, the proxyholder of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote, either on his or her own behalf or on the behalf of any entity or entities, at the Special Meeting of Stockholders of Endocare, Inc., a Delaware corporation (the “Company”), to be held on Wednesday, May 2, 29, or at any postponements or adjournments thereof, as specified on the reverse hereof with the same force and effect as the undersigned might or could do if personally present thereat. The undersigned revokes any previous Proxies and acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held on May 2, 29 and the Proxy Statement/ Prospectus relating thereto.
THIS PROXY CONFERS ON EACH PROXYHOLDER DISCRETIONARY AUTHORITY TO VOTE ON ANY MATTERS AS TO WHICH A CHOICE IS NOT SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS, AND WILL BE VOTED BY THE PROXYHOLDER AT HIS OR HER DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE SPECIAL MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.
PLEASE DETACH PROXY CARD HERE AND RETURN IT IN THE ENVELOPE PROVIDED
(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the Reverse Side)